Exhibit 99

HOVNANIAN ENTERPRISES, INC.		News Release

Contact:	J. Larry Sorsby	Jeffrey T. O’Keefe
	Executive Vice President & CFO	Director of Investor Relations
	732-747-7800	732-747-7800
HOVNANIAN ENTERPRISES REPORTS THIRD QUARTER
FISCAL 2008 RESULTS
RED BANK, NJ, September 3, 2008 — Hovnanian Enterprises, Inc. (NYSE: HOV), a leading national homebuilder, reported results for its third quarter and nine months ended July 31, 2008.
Results for the Three and Nine Month Periods ended July 31, 2008:
•
Total revenues were $716.5 million for the three months ended July 31, 2008 compared with total revenues of $1.1 billion in the third quarter of the prior year. For the first nine months of fiscal 2008, total revenues were $2.6 billion compared to $3.4 billion for the same period last year.

•
Deliveries, excluding unconsolidated joint ventures, were 2,185 homes in the third quarter of the current year, a decrease of 31% from 3,179 home deliveries in the fiscal 2007 third quarter. For the first three quarters of fiscal 2008, deliveries were 8,283 homes, excluding unconsolidated joint ventures, a 14% decline from 9,595 home deliveries in the first nine months of last year.

•
The number of net contracts for the third quarter of fiscal 2008, excluding unconsolidated joint ventures, declined 38% to 1,584 homes compared with last year’s third quarter. For the first nine months of fiscal 2008, the number of net contracts, excluding unconsolidated joint ventures, decreased 35% to 5,321 homes compared with the same period in the prior year.

•	The cancellation rate, excluding unconsolidated joint ventures, for the third quarter of fiscal 2008 was 32%, compared with the rate of 35% in last year’s third quarter.
•
Pre-tax land-related charges during the third quarter of fiscal 2008 were $111.7 million, including land impairments of $80.2 million and write-offs of predevelopment costs and land deposits of $30.8 million, as well as $0.7 million representing the equity portion of write-offs and impairment charges in unconsolidated joint ventures.

•
Excluding land-related charges, the pre-tax loss was $87.7 million and $254.7 million, respectively, for the three month and nine month periods ended July 31, 2008. Including all land-related charges, the pre-tax loss was $199.4 million for the third quarter of fiscal 2008 and $711.6 million for the first nine months of fiscal 2008.

•
The FAS 109 current and deferred tax valuation allowance charge to earnings during the third quarter of the current year was $98.4 million and $240.2 million year to date. The FAS 109 charge was for GAAP purposes only and is a non-cash valuation allowance against the current and deferred tax asset. For tax purposes, the tax deductions associated with the tax assets may be carried forward for 20 years.

•
For the three months ended July 31, 2008, the after tax loss available to common stockholders was $202.5 million, or $2.67 per common share, compared with a net loss of $80.5 million, or $1.27 per common share, in the third quarter of fiscal 2007. For the nine month period, the net loss available to common stockholders was $674.1 million, or $9.98 per common share, compared to a $168.5 million net loss, or $2.67 per common share, in the same period a year ago.

Cash and Inventory as of July 31, 2008:
•
Cash flow during the third quarter of fiscal 2008 was positive $192.2 million, with $94.7 million from a previously anticipated federal tax refund received in July 2008. At July 31, 2008, homebuilding cash was $677.2 million and the balance on the revolving credit facility was zero.

•
The total land position, as of July 31, 2008, decreased by 5,773 lots compared to April 30, 2008, reflecting owned and optioned position decreases of 1,700 lots and 4,073 lots, respectively. As of July 31, 2008, lots controlled under option contracts totaled 23,118 and owned lots totaled 23,564. The total land position of 46,682 lots represents a 62% decline from the peak total land position at April 30, 2006.

•
Started unsold homes and models declined 48%, from 3,242 at July 31, 2007 to 1,677 at July 31, 2008. Excluding model homes, started unsold homes as of the end of the third quarter of fiscal 2008 were 1,365.

Other Key Operating Data:
•	Contract backlog, as of July 31, 2008, excluding unconsolidated joint ventures, was 2,976 homes with a sales value of $1.0 billion.
•	At July 31, 2008, there were 354 active selling communities, excluding unconsolidated joint ventures, a decline of 95 active communities, or 21%, from July 31, 2007.
•
Homebuilding gross margin, before interest expense included in cost of sales, was 8.5% in the third quarter of 2008, compared with 15.9% in the fiscal 2007 third quarter and 6.8% in the second quarter of 2008.

•	Pretax income from Financial Services in the third quarter was $5.9 million and $13.1 million for the first three quarters of fiscal 2008.
•
During the third quarter of fiscal 2008, home deliveries through unconsolidated joint ventures were 168 homes, compared with 329 homes in the third quarter of fiscal 2007. For the first nine months of fiscal 2008, deliveries through unconsolidated joint ventures were 519 homes, compared with 893 homes during the same period in 2007.

Projection:
•	Positive cash flow is expected for the remainder of fiscal 2008, such that the homebuilding cash balance at October 31, 2008 is estimated to be approximately $800 million.

Comments From Management:
“As we continue to compete against record foreclosures, higher than normal levels of resale listings and poor consumer confidence, the housing market remains challenging,” commented Ara K. Hovnanian, President and Chief Executive Officer of the Company. “Despite disappointing operating losses, we successfully generated cash during the third quarter and remain on track to end our fiscal year with approximately $800 million of homebuilding cash. We remain focused on generating sufficient liquidity to both weather this housing downturn and to take advantage of opportunities at the bottom of this housing cycle. The recently enacted $7,500 federal tax credit for first-time homebuyers should help spur some short-term demand, but more importantly, the fundamentals that drive long-term homebuilding demand, particularly expectations for household formation, are stronger than ever,” concluded Mr. Hovnanian.
Webcast Information:
Hovnanian Enterprises will webcast its fiscal 2008 third quarter financial results conference call at 11:00 a.m. E.T. on Thursday, September 4, 2008. The webcast can be accessed live through the “Investor Relations” section of Hovnanian Enterprises’ Web site at http://www.khov.com. For those who are not available to listen to the live webcast, an archive of the broadcast will be available under the “Audio Archives” section of the Investor Relations page on the Hovnanian Web site at http://www.khov.com. The archive will be available for 12 months.
About Hovnanian Enterprises:
Hovnanian Enterprises, Inc., founded in 1959 by Kevork S. Hovnanian, Chairman, is headquartered in Red Bank, New Jersey. The Company is one of the nation’s largest homebuilders with operations in Arizona, California, Delaware, Florida, Georgia, Illinois, Kentucky, Maryland, Michigan, Minnesota, New Jersey, New York, North Carolina, Ohio, Pennsylvania, South Carolina, Texas, Virginia and West Virginia. The Company’s homes are marketed and sold under the trade names K. Hovnanian Homes, Matzel & Mumford, Forecast Homes, Parkside Homes, Brighton Homes, Parkwood Builders, Windward Homes, Cambridge Homes, Town & Country Homes, Oster Homes, First Home Builders of Florida and CraftBuilt Homes. As the developer of K. Hovnanian’s Four Seasons communities, the Company is also one of the nation’s largest builders of active adult homes.
Additional information on Hovnanian Enterprises, Inc., including a summary investment profile and the Company’s 2007 annual report, can be accessed through the “Investor Relations” section of Hovnanian Enterprises’ website at http://www.khov.com. To be added to Hovnanian’s investor e-mail or fax lists, please send an e-mail to IR@khov.com or sign up at http://www.khov.com.
Hovnanian Enterprises, Inc. is a member of the Public Home Builders Council of America (“PHBCA”) (http://www.phbca.org), a nonprofit group devoted to improving understanding of the business practices of America’s largest publicly-traded home building companies, the competitive advantages they bring to the home building market, and their commitment to creating value for their home buyers and stockholders. The PHBCA’s 14 member companies build one out of every five homes in the United States.

Non-GAAP Financial Measures:
Consolidated earnings before interest expense, income taxes, depreciation and amortization (“EBITDA”) and before inventory impairment loss and land option write-offs (“Adjusted EBITDA”) are not U.S. generally accepted accounting principle (GAAP) financial measures. The most directly comparable GAAP financial measure is net income (loss). The reconciliation of EBITDA and Adjusted EBITDA to net income (loss) is presented in a table attached to this earnings release.
Cash flow is a non-GAAP financial measure. The most directly comparable GAAP financial measure is Net Cash provided by (or used in) Operating Activities. The Company uses cash flow to mean the amount of Net Cash provided by (or used in) Operating Activities for the period, as reported on the Consolidated Statement of Cash Flows, excluding changes in mortgage notes receivable at the mortgage company, plus (or minus) the amount of Net Cash provided (or used in) Investing Activities. For the third quarter of 2008, cash flow was $192.1 million of net cash from operating activities excluding the change in mortgage notes receivable ($237.3 million from cash flow from operating activities less the change in mortgage notes receivable of $45.2 million) plus $0.1 million of net cash from investing activities. For the first nine months of 2008, cash flow was $195.8 million of net cash from operating activities excluding the change in mortgage notes receivable ($287.4 million from cash flow from operating activities less the change in mortgage notes receivable of $91.6 million) less $2.5 million of net cash used in investing activities.
(Loss) Income Before Income Taxes Excluding Land Related Charges and Intangible Impairments is a non-GAAP financial measure. The most directly comparable GAAP financial measure is Loss Before Income Taxes. The reconciliation of (Loss) Income Before Income Taxes Excluding Land Related Charges and Intangible Impairments to Loss Before Income Taxes is presented in a table attached to this earnings release.
Note: All statements in this Press Release that are not historical facts should be considered as “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements involve known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Such risks, uncertainties and other factors include, but are not limited to, (1) changes in general and local economic and industry and business conditions, (2) adverse weather conditions and natural disasters, (3) changes in market conditions and seasonality of the Company’s business, (4) changes in home prices and sales activity in the markets where the Company builds homes, (5) government regulation, including regulations concerning development of land, the home building, sales and customer financing processes, and the environment, (6) fluctuations in interest rates and the availability of mortgage financing, (7) shortages in, and price fluctuations of, raw materials and labor, (8) the availability and cost of suitable land and improved lots, (9) levels of competition, (10) availability of financing to the Company, (11) utility shortages and outages or rate fluctuations, (12) levels of indebtedness and restrictions on the Company’s operations and activities imposed by the agreements governing the Company’s outstanding indebtedness, (13) operations through joint ventures with third parties, (14) product liability litigation and warranty claims, (15) successful identification and integration of acquisitions, (16) significant influence of the Company’s controlling stockholders, (17) geopolitical risks, terrorist acts and other acts of war and (18) other factors described in detail in the Company’s Form 10-K for the year ended October 31, 2007.
(Financial Tables Follow)

Hovnanian Enterprises, Inc.
July 31, 2008
Statements of Consolidated Operations
(Dollars in Thousands, Except Per Share)

	Three Months Ended,		Nine Months Ended,
	July 31,		July 31,
	2008	2007	2008	2007
	(Unaudited)		(Unaudited)
Total Revenues	$716,541	$1,130,593	$2,586,681	$3,407,052
Costs and Expenses (a)	914,974	1,253,987	3,288,910	3,638,313
Loss from Unconsolidated Joint Ventures	(920)	(2,739)	(9,356)	(2,934)

Loss Before Income Taxes	(199,353)	(126,133)	(711,585)	(234,195)
Income Tax Provision (Benefit)	3,124	(48,274)	(37,454)	(73,669)

Net Loss	(202,477)	(77,859)	(674,131)	(160,526)

Less: Preferred Stock Dividends	—	2,668	—	8,006

Net Loss Available to Common Stockholders	$(202,477)	$(80,527)	$(674,131)	$(168,532)

Per Share Data:
Basic:
Loss Per Common Share	$(2.67)	$(1.27)	$(9.98)	$(2.67)
Weighted Average Number of Common Shares Outstanding	75,723	63,199	67,574	63,036
Assuming Dilution:
Loss Per Common Share	$(2.67)	$(1.27)	$(9.98)	$(2.67)
Weighted Average Number of Common Shares Outstanding (b)	75,723	63,199	67,574	63,036

(a)	Includes inventory impairment loss and land option write-offs.

(b)	For periods with a net loss, basic shares are used in accordance with GAAP rules.
Hovnanian Enterprises, Inc.
July 31, 2008
Reconciliation of (Loss) Income Before Income Taxes Excluding Land-Related
Charges and Intangible Impairments to Loss Before Income Taxes
(Dollars in Thousands)

	Three Months Ended,		Nine Months Ended,
	July 31,		July 31,
	2008	2007	2008	2007
	(Unaudited)		(Unaudited)
Loss Before Income Taxes	$(199,353)	$(126,133)	$(711,585)	$(234,195)
Inventory Impairment Loss and Land Option Write-Offs	110,933	108,593	446,961	184,420
Intangible Impairments	—	3,210	—	54,707
Unconsolidated Joint Venture Intangible and Land-Related Charges	725	1,060	9,877	1,317

(Loss) Income Before Income Taxes Excluding Land Related Charges and Intangible Impairments	$(87,695)	$(13,270)	$(254,747)	$6,249

Hovnanian Enterprises, Inc.
July 31, 2008
Gross Margin
(Dollars in Thousands)

	Homebuilding Gross Margin		Homebuilding Gross Margin
	Three Months Ended		Nine Months Ended
	July 31,		July 31,
	2008	2007	2008	2007
	(Unaudited)		(Unaudited)
Sale of Homes	$692,690	$1,079,226	$2,500,192	$3,273,156
Cost of Sales, Excluding Interest (a)	634,013	907,699	2,320,195	2,724,965

Homebuilding Gross Margin, Excluding Interest	58,677	171,527	179,997	548,191
Homebuilding Cost of Sales Interest	34,182	29,833	95,248	85,227

Homebuilding Gross Margin, Including Interest	$24,495	$141,694	$84,749	$462,964

Gross Margin Percentage, Excluding Interest	8.5%	15.9%	7.2%	16.7%
Gross Margin Percentage, Including Interest	3.5%	13.1%	3.4%	14.1%

	Land Sales Gross Margin		Land Sales Gross Margin
	Three Months Ended		Nine Months Ended
	July 31,		July 31,
	2008	2007	2008	2007
	(Unaudited)		(Unaudited)
Land Sales	$4,950	$30,554	$31,443	$65,848
Cost of Sales, Excluding Interest (a)	1,520	30,566	25,747	51,085

Land Sales Gross Margin, Excluding Interest	3,430	(12)	5,696	14,763
Land Sales Interest	1,291	24	3,385	258

Land Sales Gross Margin, Including Interest	$2,139	$(36)	$2,311	$14,505

(a)
Does not include cost associated with walking away from land options or inventory impairment losses which are recorded as Inventory impairment loss and land option write-offs in the Condensed Consolidated Statements of Operations.

Hovnanian Enterprises, Inc.
July 31, 2008
Reconciliation of Adjusted EBITDA to Net Loss
(Dollars in Thousands)

	Three Months Ended		Nine Months Ended
	July 31,		July 31,
	2008	2007	2008	2007
	(Unaudited)		(Unaudited)
Net Loss	$(202,477)	$(77,859)	$(674,131)	$(160,526)
Income Tax Provision (Benefit)	3,124	(48,274)	(37,454)	(73,669)
Interest Expense	46,128	31,017	110,290	94,531

EBIT (a)	(153,225)	(95,116)	(601,295)	(139,664)
Depreciation	4,498	4,557	13,603	13,529
Amortization of Debt Costs	1,224	701	2,320	2,073
Amortization of Intangibles	293	10,150	1,520	78,424

EBITDA (b)	(147,210)	(79,708)	(583,852)	(45,638)
Inventory Impairment Loss and Land Option Write-offs	110,933	108,593	446,961	184,420

Adjusted EBITDA (c)	$(36,277)	$28,885	$(136,891)	$138,782

Interest Incurred	$51,268	$49,487	$137,390	$148,285

Adjusted EBITDA to Interest Incurred	(0.71)	0.58	(1.00)	0.94

(a)	EBIT is a non-GAAP financial measure. The comparable GAAP financial measure is net income (loss). EBIT represents earnings before interest expense and income taxes.

(b)	EBITDA is a non-GAAP financial measure. The comparable GAAP financial measure is net income (loss). EBITDA represents earnings before interest expense, income taxes, depreciation and amortization.

(c)
Adjusted EBITDA is a non-GAAP financial measure. The comparable GAAP financial measure is net income (loss). Adjusted EBITDA represents earnings before interest expense, income taxes, depreciation, amortization and inventory impairment loss and land option write-offs.

Hovnanian Enterprises, Inc.
July 31, 2008
Interest Incurred, Expensed and Capitalized
(Dollars in Thousands)

	Three Months Ended		Nine Months Ended
	July 31,		July 31,
	2008	2007	2008	2007
	(Unaudited)		(Unaudited)
Interest Capitalized at Beginning of Period	$177,602	$138,133	$155,642	$102,849
Plus Interest Incurred	51,268	49,487	137,390	148,285
Less Interest Expensed	46,128	31,017	110,290	94,531

Interest Capitalized at End of Period (a)	$182,742	$156,603	$182,742	$156,603

(a)	The Company incurred significant inventory impairments in recent quarters, which are determined based on total inventory including capitalized interest.

HOVNANIAN ENTERPRISES, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(In Thousands Except Share Amounts)

	July 31,	October 31,
	2008	2007
	(unaudited)
ASSETS

Homebuilding:
Cash and cash equivalents	$677,213	$12,275

Restricted cash	5,649	6,594

Inventories — at the lower of cost or fair value:
Sold and unsold homes and lots under development	1,825,233	2,792,436

Land and land options held for future development or sale	584,733	446,135

Consolidated inventory not owned:
Specific performance options	6,895	12,123
Variable interest entities	95,594	139,914
Other options	112,222	127,726

Total consolidated inventory not owned	214,711	279,763

Total inventories	2,624,677	3,518,334

Investments in and advances to unconsolidated joint ventures	164,146	176,365

Receivables, deposits, and notes	89,898	109,856

Property, plant, and equipment — net	96,857	106,792

Prepaid expenses and other assets	172,838	174,032

Goodwill	32,658	32,658

Definite life intangibles	2,704	4,224

Total homebuilding	3,866,640	4,141,130

Financial services:
Cash and cash equivalents	8,452	3,958
Restricted cash	5,318	11,572
Mortgage loans held for sale	91,123	182,627
Other assets	3,145	6,851

Total financial services	108,038	205,008

Income taxes receivable — including net deferred tax benefits	127,030	194,410

Total assets	$4,101,708	$4,540,548

HOVNANIAN ENTERPRISES, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(In Thousands Except Share Amounts)

	July 31,	October 31,
	2008	2007
	(unaudited)
LIABILITIES AND STOCKHOLDERS’ EQUITY

Homebuilding:
Nonrecourse land mortgages	$4,824	$9,430
Accounts payable and other liabilities	427,061	515,422
Customers’ deposits	43,348	65,221
Nonrecourse mortgages secured by operating properties	22,492	22,985
Liabilities from inventory not owned	150,216	189,935

Total homebuilding	647,941	802,993

Financial services:
Accounts payable and other liabilities	12,053	19,597
Mortgage warehouse line of credit	83,142	171,133

Total financial services	95,195	190,730

Notes payable:
Revolving credit agreement		206,750
Senior secured notes	594,524
Senior notes	1,510,950	1,510,600
Senior subordinated notes	400,000	400,000
Accrued interest	31,714	43,944

Total notes payable	2,537,188	2,161,294

Total liabilities	3,280,324	3,155,017

Minority interest from inventory not owned	42,155	62,238

Minority interest from consolidated joint ventures	1,335	1,490

Stockholders’ equity:
Preferred stock, $.01 par value-authorized 100,000 shares; issued 5,600 shares at July 31, 2008 and at October 31, 2007 with a liquidation preference of $140,000	135,299	135,299
Common stock, Class A, $.01 par value-authorized 200,000,000 shares; issued 73,796,543 shares at July 31, 2008 and 59,263,887 shares at October 31, 2007 (including 11,694,720 shares at July 31, 2008 and October 31, 2007 held in Treasury)	738	593
Common stock, Class B, $.01 par value (convertible to Class A at time of sale) authorized 30,000,000 shares; issued 15,335,394 shares at July 31, 2008 and 15,338,840 shares at October 31, 2007 (including 691,748 shares at July 31, 2008 and October 31, 2007 held in Treasury)	153	153
Paid in capital — common stock	415,797	276,998
Retained earnings	341,164	1,024,017
Treasury stock — at cost	(115,257)	(115,257)

Total stockholders’ equity	777,894	1,321,803

Total liabilities and stockholders’ equity	$4,101,708	$4,540,548

HOVNANIAN ENTERPRISES, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In Thousands Except Per Share Data)
(Unaudited)

	Three Months Ended		Nine Months Ended
	July 31,		July 31,
	2008	2007	2008	2007
Revenues:
Homebuilding:
Sale of homes	$692,690	$1,079,226	$2,500,192	$3,273,156
Land sales and other revenues	9,750	34,107	45,863	77,205

Total homebuilding	702,440	1,113,333	2,546,055	3,350,361
Financial services	14,101	17,260	40,626	56,691

Total revenues	716,541	1,130,593	2,586,681	3,407,052

Expenses:
Homebuilding:
Cost of sales, excluding interest	635,533	938,265	2,345,942	2,776,050
Cost of sales interest	35,473	29,857	98,633	85,485
Inventory impairment loss and land option write-offs	110,933	108,593	446,961	184,420

Total cost of sales	781,939	1,076,715	2,891,536	3,045,955

Selling, general and administrative	90,004	132,025	287,819	401,804

Total homebuilding	871,943	1,208,740	3,179,355	3,447,759

Financial services	8,234	11,179	27,554	35,877

Corporate general and administrative	21,483	22,128	64,595	64,319

Other interest	10,655	1,160	11,657	9,046

Other operations	2,366	630	4,229	2,888

Intangible amortization	293	10,150	1,520	78,424

Total expenses	914,974	1,253,987	3,288,910	3,638,313

Loss from unconsolidated joint ventures	(920)	(2,739)	(9,356)	(2,934)

Loss before income taxes	(199,353)	(126,133)	(711,585)	(234,195)

State and federal income tax provision (benefit):
State	1,476	1,370	15,700	118
Federal	1,648	(49,644)	(53,154)	(73,787)

Total taxes	3,124	(48,274)	(37,454)	(73,669)

Net loss	(202,477)	(77,859)	(674,131)	(160,526)
Less: preferred stock dividends	—	2,668	—	8,006

Net loss available to common stockholders	$(202,477)	$(80,527)	$(674,131)	$(168,532)

Per share data:
Basic:
Loss per common share	$(2.67)	$(1.27)	$(9.98)	$(2.67)
Weighted average number of common shares outstanding	75,723	63,199	67,574	63,036
Assuming dilution:
Loss per common share	$(2.67)	$(1.27)	$(9.98)	$(2.67)
Weighted average number of common shares outstanding	75,723	63,199	67,574	63,036

HOVNANIAN ENTERPRISES, INC.
(DOLLARS IN THOUSANDS EXCEPT Avg. Price )
(UNAUDITED)
Communities Under Development
Three Months — 7/31/2008

		Net Contracts (1)			Deliveries
		Three Months Ended			Three Months Ended			Contract Backlog
		July 31,			July 31,			July 31,
		2008	2007	% Change	2008	2007	% Change	2008	2007	% Change
Northeast
	Homes	234	408	(42.6%)	347	485	(28.5%)	733	1,066	(31.2%)
	Dollars	90,953	206,103	(55.9%)	169,394	238,299	(28.9%)	329,914	571,495	(42.3%)
	Avg. Price	388,689	505,154	(23.1%)	488,167	491,338	(0.6%)	450,088	536,112	(16.0%)
Mid-Atlantic
	Homes	235	268	(12.3%)	272	459	(40.7%)	570	1,015	(43.8%)
	Dollars	82,437	126,269	(34.7%)	115,836	215,363	(46.2%)	247,309	497,697	(50.3%)
	Avg. Price	350,795	471,153	(25.5%)	425,868	469,200	(9.2%)	433,876	490,342	(11.5%)
Southeast
	Homes	141	307	(54.1%)	271	597	(54.6%)	300	2,437	(87.7%)
	Dollars	32,364	88,253	(63.3%)	69,763	164,111	(57.5%)	84,899	702,385	(87.9%)
	Avg. Price	229,534	287,469	(20.2%)	257,428	274,893	(6.4%)	282,996	288,217	(1.8%)
Southwest
	Homes	533	924	(42.3%)	596	861	(30.8%)	636	1,129	(43.7%)
	Dollars	121,223	201,579	(39.9%)	141,970	196,681	(27.8%)	146,282	255,498	(42.7%)
	Avg. Price	227,435	218,159	4.3%	238,205	228,433	4.3%	230,003	226,305	1.6%
Midwest
	Homes	115	239	(51.9%)	230	290	(20.7%)	474	762	(37.8%)
	Dollars	26,261	52,386	(49.9%)	51,003	65,563	(22.2%)	95,418	157,594	(39.5%)
	Avg. Price	228,352	219,188	4.2%	221,752	226,079	(1.9%)	201,303	206,816	(2.7%)
West
	Homes	326	393	(17.0%)	469	487	(3.7%)	263	717	(63.3%)
	Dollars	97,294	145,295	(33.0%)	144,724	199,209	(27.4%)	91,666	299,153	(69.4%)
	Avg. Price	298,448	369,707	(19.3%)	308,580	409,053	(24.6%)	348,540	417,229	(16.5%)
Consolidated Total
	Homes	1,584	2,539	(37.6%)	2,185	3,179	(31.3%)	2,976	7,126	(58.2%)
	Dollars	450,532	819,885	(45.0%)	692,690	1,079,226	(35.8%)	995,488	2,483,822	(59.9%)
	Avg. Price	284,427	322,917	(11.9%)	317,021	339,486	(6.6%)	334,505	348,558	(4.0%)
Unconsolidated Joint Ventures
	Homes	105	255	(58.8%)	168	329	(48.9%)	326	737	(55.8%)
	Dollars	43,227	96,435	(55.2%)	59,807	117,898	(49.3%)	179,937	352,265	(48.9%)
	Avg. Price	411,686	378,176	8.9%	355,994	358,353	(0.7%)	551,953	477,972	15.5%
Total
	Homes	1,689	2,794	(39.5%)	2,353	3,508	(32.9%)	3,302	7,863	(58.0%)
	Dollars	493,759	916,320	(46.1%)	752,497	1,197,124	(37.1%)	1,175,425	2,836,087	(58.6%)
	Avg. Price	292,338	327,960	(10.9%)	319,803	341,255	(6.3%)	355,974	360,688	(1.3%)
DELIVERIES INCLUDE EXTRAS
Notes:

(1)	Net contracts are defined as a new contracts signed during the period for the purchase of homes, less cancellations of prior contracts.

HOVNANIAN ENTERPRISES, INC.
(DOLLARS IN THOUSANDS EXCEPT Avg. Price )
(UNAUDITED)
Communities Under Development
Nine Months — 7/31/2008

		Net Contracts (1)			Deliveries
		Nine Months Ended			Nine Months Ended			Contract Backlog
		July 31,			July 31,			July 31,
		2008	2007	% Change	2008	2007	% Change	2008	2007	% Change
Northeast
	Homes	766	1,202	(36.3%)	1,008	1,354	(25.6%)	733	1,066	(31.2%)
	Dollars	315,020	584,035	(46.1%)	498,330	637,437	(21.8%)	329,914	571,495	(42.3%)
	Avg. Price	411,253	485,886	(15.4%)	494,375	470,781	5.0%	450,088	536,112	(16.0%)
Mid-Atlantic
	Homes	723	1,212	(40.3%)	906	1,331	(31.9%)	570	1,015	(43.8%)
	Dollars	262,928	558,393	(52.9%)	375,888	627,421	(40.1%)	247,309	497,697	(50.3%)
	Avg. Price	363,662	460,720	(21.1%)	414,887	471,391	(12.0%)	433,876	490,342	(11.5%)
Southeast
	Homes	493	801	(38.5%)	2,344	2,177	7.7%	300	2,437	(87.7%)
	Dollars	118,931	235,619	(49.5%)	572,127	589,680	(3.0%)	84,899	702,385	(87.9%)
	Avg. Price	241,240	294,156	(18.0%)	244,081	270,868	(9.9%)	282,996	288,217	(1.8%)
Southwest
	Homes	1,817	2,644	(31.3%)	1,932	2,514	(23.2%)	636	1,129	(43.7%)
	Dollars	414,939	589,900	(29.7%)	449,803	572,904	(21.5%)	146,282	255,498	(42.7%)
	Avg. Price	228,365	223,109	2.4%	232,817	227,885	2.2%	230,003	226,305	1.6%
Midwest
	Homes	413	779	(47.0%)	698	685	1.9%	474	762	(37.8%)
	Dollars	88,021	177,066	(50.3%)	152,675	145,666	4.8%	95,418	157,594	(39.5%)
	Avg. Price	213,127	227,299	(6.2%)	218,732	212,651	2.9%	201,303	206,816	(2.7%)
West
	Homes	1,109	1,587	(30.1%)	1,395	1,534	(9.1%)	263	717	(63.3%)
	Dollars	355,260	668,963	(46.9%)	451,369	700,048	(35.5%)	91,666	299,153	(69.4%)
	Avg. Price	320,342	421,527	(24.0%)	323,562	456,355	(29.1%)	348,540	417,229	(16.5%)
Consolidated Total
	Homes	5,321	8,225	(35.3%)	8,283	9,595	(13.7%)	2,976	7,126	(58.2%)
	Dollars	1,555,099	2,813,976	(44.7%)	2,500,192	3,273,156	(23.6%)	995,488	2,483,822	(59.9%)
	Avg. Price	292,257	342,125	(14.6%)	301,846	341,131	(11.5%)	334,505	348,558	(4.0%)
Unconsolidated Joint Ventures
	Homes	418	500	(16.4%)	519	893	(41.9%)	326	737	(55.8%)
	Dollars	177,088	156,047	13.5%	196,388	329,635	(40.4%)	179,937	352,265	(48.9%)
	Avg. Price	423,656	312,094	35.7%	378,396	369,132	2.5%	551,953	477,972	15.5%
Total
	Homes	5,739	8,725	(34.2%)	8,802	10,488	(16.1%)	3,302	7,863	(58.0%)
	Dollars	1,732,187	2,970,023	(41.7%)	2,696,580	3,602,791	(25.2%)	1,175,425	2,836,087	(58.6%)
	Avg. Price	301,827	340,404	(11.3%)	306,360	343,516	(10.8%)	355,974	360,688	(1.3%)
DELIVERIES INCLUDE EXTRAS
Notes:

(1)	Net contracts are defined as a new contracts signed during the period for the purchase of homes, less cancellations of prior contracts.